UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLAINS EXPLORATION & PRODUCTION COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement Nos
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	(4)	Date Filed:

April 30, 2013

Dear PXP Stockholder:

On December 5, 2012, Plains Exploration & Production Company (“PXP”) agreed to merge with and into IMONC LLC, a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (“FCX”). In connection with the proposed merger, PXP has mailed or otherwise delivered to you a proxy statement/prospectus dated April 18, 2013 (the “Proxy Statement/Prospectus”), as well as the form of election and instructions thereto.

As described in the Proxy Statement/Prospectus, if the merger is completed, PXP will merge with and into IMONC LLC, with IMONC LLC surviving the merger as a wholly owned subsidiary of FCX, and you will be entitled to elect to receive your merger consideration in the form of cash or FCX common stock. In order to make a valid election with respect to the merger consideration you prefer to receive, you must sign, date and complete the election form and transmittal materials and return them to the exchange agent at the address given in the materials, together with the certificates representing shares of PXP common stock, prior to the election deadline, which will be 5:00 p.m., Eastern time, on May 15, 2013 or such other date as the parties agree. PXP stockholders will not be entitled to tender their shares of PXP common stock pursuant to guaranteed delivery procedures as previously provided in the Proxy Statement/Prospectus dated April 18, 2013. The form of election also includes delivery instructions for shares held in book-entry form.

For further information regarding the proposed merger, please refer to the Proxy Statement/Prospectus delivered to you and previously filed by PXP with the Securities and Exchange Commission on April 18, 2013.

PLAINS EXPLORATION & PRODUCTION COMPANY